UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 20, 2021

Evolve Transition Infrastructure LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1360 Post Oak Blvd, Suite 2400
Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	SNMP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Materially Definitive Agreement.

On April 20, 2021, Evolve Transition Infrastructure LP (the “Partnership”) entered into an ATM Sales Agreement (the “Sales Agreement”) with Virtu Americas LLC (“Virtu”). Pursuant to the terms of the Sales Agreement, the Partnership may sell from time to time through Virtu, as the Partnership’s sales agent or principal, common units representing limited partner interests in the Partnership having an aggregate offering price of up to $7,000,000 (the “Common Units”). Sales of Common Units, if any, will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933.

Subject to the terms and conditions of the Sales Agreement, Virtu will use its commercially reasonable efforts to sell, as agent for the Partnership, any Common Units offered by the Partnership under the Sales Agreement. Under the terms of the Sales Agreement, the Partnership may also sell Common Units to Virtu as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Common Units to Virtu as principal would be pursuant to the terms of a separate terms agreement between the Partnership and Virtu.

The Partnership intends to use the net proceeds from any sales pursuant to the Sales Agreement, after deducting offering expenses and Virtu’s commissions, for general partnership purposes, which may include repaying or refinancing a portion of the Partnership’s outstanding indebtedness and funding capital expenditures or working capital.

The Common Units will be issued pursuant to the Partnership’s existing effective shelf registration statement on Form S-3 (Registration No. 333-254509), which was declared effective by the U.S. Securities and Exchange Commission on March 31, 2021. The Sales Agreement contains customary representations, warranties and agreements by the Partnership, indemnification obligations of the Partnership and Virtu, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. A legal opinion relating to the Common Units is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

1.1	ATM Sales Agreement, dated as of April 20, 2021, between Evolve Transition Infrastructure LP and Virtu Americas LLC

5.1	Legal Opinion of Hunton Andrews Kurth LLP

23.1	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLVE TRANSITION INFRASTRUCTURE LP

	By:	Evolve Transition Infrastructure GP LLC, its general partner

Date: April 20, 2021	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Secretary

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